                                                                 Exhibit 99.B(a)

                            WELLS FARGO FUNDS TRUST


                             AMENDED AND RESTARTED
                             DECLARATION OF TRUST

                                     DATED
                                 MARCH 26,1999

                              DECLARATION OF TRUST
                                       OF
                             WELLS FARGO FUNDS TRUST

                                TABLE OF CONTENTS

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                                                                                                                 Page
ARTICLE I.  DEFINITIONS.......................................................................................    1
ARTICLE II.  THE TRUSTEES.....................................................................................    2
         Section 1.  Management of the Trust..................................................................    2
         Section 2.  Initial Trustees; Election and Number of Trustees........................................    2
         Section 3.  Term of Office of Trustees...............................................................    3
         Section 4.  Vacancies; Appointment of Trustees.......................................................    3
         Section 5.  Temporary Vacancy or Absence.............................................................    3
         Section 6.  Chairman.................................................................................    3
         Section 7.  Action by Trustees.......................................................................    4
         Section 8.  Meetings of the Trustees; Required Notice................................................    4
         Section 9.  Committees...............................................................................    4
         Section 10. Audit Committee..........................................................................    5
         Section 11. Nominating Committee.....................................................................    5
         Section 12. Ownership of Trust Property..............................................................    5
         Section 13. Effect of Trustees Not Serving...........................................................    5
         Section 14. Trustees as Shareholders.................................................................    5
         Section 15. Compensation of Trustees.................................................................    6
ARTICLE III.  POWERS OF THE TRUSTEES..........................................................................    6
         Section 1.  Powers...................................................................................    6
         Section 2.  Certain Transactions.....................................................................    9
ARTICLE IV.  SERIES; CLASSES; SHARES..........................................................................    9
         Section 1.  Establishment of Series or Class.........................................................    9
         Section 2.  Shares...................................................................................   10
         Section 3.  Investment in the Trust..................................................................   10
         Section 4.  Assets and Liabilities of Series.........................................................   10
         Section 5.  Ownership and Transfer of Shares.........................................................   11
         Section 6.  Status of Shares; Limitation of Shareholder Liability....................................   12
ARTICLE V.  DISTRIBUTIONS AND REDEMPTION......................................................................   12
         Section 1.  Distributions............................................................................   12
         Section 2.  Redemptions..............................................................................   12
         Section 3.  Determination of Net Asset Value.........................................................   13
         Section 4.  Suspension of Right of Redemption........................................................   13
         Section 5.  Redemption Necessary for Tax Purposes....................................................   13
ARTICLE VI.  SHAREHOLDERS'VOTING POWERS AND MEETINGS..........................................................   13
         Section 1.  Voting Powers............................................................................   14
         Section 2.  Meetings of Shareholders.................................................................   14
         Section 3.  Quorum; Required Vote....................................................................   14
ARTICLE VII.  CONTRACTS WITH SERVICE PROVIDERS................................................................   15
         Section 1.  Investment Adviser.......................................................................   15
         Section 2.  Principal Underwriter....................................................................   15

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
         Section 3.  Transfer Agency, Shareholder Services, and Administration Agreements.....................   15
         Section 4.  Custodian................................................................................   15
         Section 5.  Parties to Contracts with Service Providers..............................................   16
ARTICLE VIII.  EXPENSES OF THE TRUST AND SERIES...............................................................   16
ARTICLE IX.  LIMITATION OF LIABILITY AND INDEMNIFICATION......................................................   17
         Section 1.  Limitation of Liability .................................................................   17
         Section 2.  Mandatory Indemnification ...............................................................   17
         Section 3.  Indemnification of Shareholders..........................................................   18
         Section 4.  Contractual Modification of Duties.......................................................   18
ARTICLE X.  OFFICERS..........................................................................................   19
         Section 1.  General..................................................................................   19
         Section 2.  Election, Tenure and Qualifications of Officers..........................................   19
         Section 3.  Vacancies and Newly Created Officers. ...................................................   19
         Section 4.  Removal and Resignation..................................................................   19
         Section 5.  President................................................................................   19
         Section 6.  Treasurer and Assistant Treasurer(s).....................................................   19
         Section 7.  Secretary and Assistant Secretaries......................................................   19
         Section 8.  Authority to Execute and File Applications for Exemptive Relief..........................   20
         Section 9.  Compensation of Officers.................................................................   20
         Section 10. Surety Bond..............................................................................   20
ARTICLE XI.  MISCELLANEOUS....................................................................................   20
         Section 1.  Trust Not a Partnership..................................................................   20
         Section 2.  Trustee Action; Expert Advice; No Bond or Surety.........................................   20
         Section 3.  Record Dates.............................................................................   21
         Section 4.  Dissolution of the Trust.................................................................   21
         Section 5.  Reorganization ..........................................................................   22
         Section 6.  Declaration..............................................................................   22
         Section 7.  Derivative Actions.......................................................................   22
         Section 8.  Applicable Law...........................................................................   22
         Section 9.  Amendments...............................................................................   23
         Section 10. Fiscal Year..............................................................................   23
         Section 11. Severability.............................................................................   23
         Section 12. Principal Office.........................................................................   23
         Section 13. Inspection of the Books..................................................................   24

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                            WELLS FARGO FUNDS TRUST

          This Amended and Restated DECLARATION OF TRUST of Wells Fargo Funds Trust is made on March 26, 1999, by the Trustees, to create a Delaware business trust for the investment and reinvestment of funds contributed to the Trust by the holders from time to time, of undivided beneficial interests in the assets of the Trust or a Series of the Trust. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to amended and restated Declaration. The name of the Trust created by this Declaration is Wells Fargo Funds Trust.

                                   ARTICLE I

                                  DEFINITIONS

          Unless otherwise provided or required by the context:

          (a) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms and requirements that are defined herein by reference to the 1940 Act shall be interpreted as that term or requirement has been modified or interpreted by applicable orders of the Commission or any rules or regulations adopted by, or interpretive releases of the Commission or its staff, and staff no-action letters issued under the 1940 Act.

          (b) "Board" means the Board of Trustees of the Trust as described in
Article II of this Declaration;

          (c) "By-Laws" means the By-Laws of the Trust if adopted by the Trustees, as amended from time to time;

          (d) "Class" means the class of Shares of a Series established pursuant to Article IV;

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

          (f) "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

          (g) "Covered Person" means a person so defined in Article IX,
Section 2;

          (h) "Declaration" shall mean this Amended and Restated Declaration of Trust as amended, modified, supplemented or restated from time to time.

          (i) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time, and as interpreted by the Delaware courts;

          (j) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

          (k) "Net Asset Value" means the net asset value of each Series of the Trust, determined as provided in Article V, Section 3;

          (l) "Outstanding Shares" means Shares shown in the books and records of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust;

          (m) "Series" means a series of Shares established pursuant to
 Article IV;

          (n) "Shareholder" means a record owner of Outstanding Shares;

          (o) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

          (p) "Trust" means Wells Fargo Funds Trust, created hereby;

          (q) "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

          (r) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or by the Trustees on behalf of the Trust or any Series.

                                  ARTICLE II

                                 THE TRUSTEES

          Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, and they shall have all powers necessary or desirable, convenient or incidental, to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary, desirable, convenient or incidental, to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

          Section 2. Initial Trustees; Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Declaration. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least two
(2) Trustees. The Shareholders shall elect the Trustees (other than the initial Trustees), only if required by the 1940 Act, on such dates as the Trustees may fix from time to time.

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

          Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his or her successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal; (c) any Trustee who requests to be retired or who meets the criteria of any retirement policy adopted by the Board, or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and
(d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

          Section 4. Vacancies; Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, except that the Trustee appointed may not be an "interested person" within the meaning of the 1940 Act if the appointment of an interested person would cause a violation of the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16(a) of the 1940 Act, and shareholders may vote on such appointments only if expressly required under the 1940 Act.

          Notwithstanding the foregoing, all of the Initial Trustees may resign by written instrument to be effective on the date specified in the instrument ("Resignation Instrument"). However, before resigning as permitted in this paragraph, the Initial Trustees shall determine and set forth in the Resignation Instrument the number of Trustees of the Trust (subject to the Trustees' power to change the required number as detailed in Section 2 of this Article) and shall appoint their successors.

          Section 5. Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his or her domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certification as to such vacancy, absence, or incapacity shall be conclusive. To the extent permitted under the 1940 Act, any Trustee may, by power of attorney, delegate his or her powers as Trustee for a period not exceeding six (6) months at any one time to any other Trustee or Trustees.

          Section 6. Chairman. The Board of Trustees may appoint one or more of its members to be Chairman or Co-Chairmen of the Board of Trustees. The Chairman or Co-Chairmen shall preside at all meetings of the Trustees, and shall have such other duties and powers as the

                                       3
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Trustees determine from time to time. The Chairman or Co-Chairmen may be, but are not required to be, officers of the Trust. If the Trustees choose to appoint a Chairman or Co-Chairman who will not be officers of the Trust, the Trustees shall determine, and specify in Board resolutions, the powers and duties, and any limitations thereon, of the Chairman or Co-Chairman so selected.

          Section 7. Action by Trustees. The Trustees shall act by majority vote at a meeting duly called at which a quorum is present or by written consent of a majority of the Trustees (or such greater number as may be required by applicable law) without a meeting. Unless a higher amount is required by this Declaration, by Board resolution, or the 1940 Act, a quorum of the Trustees shall be one-third of the total number of Trustees, but no less than two Trustees. An action of a majority of the Trustees, as defined above, shall constitute action by the Trustees except to the extent otherwise required by the 1940 Act, this Declaration of Trust or by Board resolution.

          Section 8. Meetings of the Trustees; Required Notice. Unless required under this Declaration or under the 1940 Act, the Trustees may act with or without a meeting. All of the Trustees or any one of them may participate in a meeting by means of a conference call or similar communication equipment, provided that all participants may hear each other, and participation in a meeting pursuant to such communication equipment shall constitute presence at the meeting, unless the 1940 Act specifically requires the Trustees to act "in person," in which case such term shall be construed in accordance with the 1940 Act. Unless required otherwise by this Declaration, Board resolution or by the 1940 Act, any action of the Trustees may be taken without a meeting by written consent of a majority Trustees.

          Meetings of the Trustees may be called orally or in writing by the Chairman, if any, or by any two other trustees. Regular meetings of the Trustees may be held without call or notice at a place and time fixed by resolution of the Trustees. Notice of any other meeting shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject only to any express limitation in the 1940 Act, the Board, by majority vote, may delegate to any Trustee or Trustees authority to approve particular matters or take particular action on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts, and may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

          Section 9. Committees. To facilitate certain requirements under the 1940 Act, the Trust shall have a permanent Audit Committee and a permanent Nominating Committee (collectively, the "Standing Committees"). The Trustees may designate other committees of the Trustees. The Trustees shall determine the number of members of each committee, and may determine the quorum for each committee, and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee other than the Standing Committees, at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject only to the express limitations of the 1940 Act.

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

          Committees may act with or without a meeting. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable if the Board does not determine otherwise. In the absence of the adoption of such rules, a majority of the committee shall constitute a quorum, and a committee shall act at a meeting by the vote of a majority of the members present, or without a meeting by written consent of a majority of the committee members.

          Section 10. Audit Committee.  The Audit Committee is responsible for
(a) recommending independent accountants for selection by the Boards, (b) reviewing the scope of audit, accounting and financial internal controls and the quality and adequacy of each Trust's accounting staff with the independent accountants and such other persons as may be deemed appropriate, (c) reviewing, as necessary, with the accounting staff and the independent accountants the compliance of transactions between each Trust and any affiliated persons of the Trust, (d) reviewing reports of the independent accountants, and (e) making themselves directly available to the independent accountants and responsible Officers of the Trusts for consultation on audit, accounting and related financial matters.

          Section 11. Nominating Committee. The Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Shareholders at any required Shareholder Meeting and a person to be appointed to fill any vacancy occurring on the Board. Notwithstanding this section, the nomination and selection of those Trustees who are not "interested persons" (as defined under the 1940 Act) shall be committed to the discretion of the disinterested Trustees so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act.

          Section 12. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity (other than as Trustee hereunder) by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. No Shareholder shall have any interest in specific property of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the assets of the Trust or Series represented by Shares.

          Section 13. Effect of Trustees Not Serving. The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

          Section 14. Trustees as Shareholders. Subject to any restrictions that the Trustees may establish, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein. The Trustees are not required to be Shareholders of the Trust.

          Section 15. Compensation of Trustees. Each Trustee and each committee member may receive such compensation for his or her services and reimbursement for expenses as may be fixed from time to time by the Trustees.

                                  ARTICLE III

                            POWERS OF THE TRUSTEES

          Section 1. Powers. The Board shall have full, exclusive and complete power and discretion to manage and control the business and affairs of the Trust, and to make all decisions affecting the business and affairs of the Trust. No Shareholder or assignee of Shares, as such, shall have any authority, right or power to bind the Trust or to manage or control, or to participate in the management or control of, the business and affairs of the Trust in any manner whatsoever. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if they were the sole owners of the Trust Property and business in their own right. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary, desirable, convenient or incidental in the management of the Trust. To the fullest extent permitted by applicable law, the Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust, and to dispose of the same. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject only to any express limitation in the 1940 Act, this Declaration or contained in any Board resolution, the Trustees shall have power and authority, without limitation:

          (a) To operate as and carry on the business of a registered investment company, and exercise all the powers necessary, proper or convenient to conduct such a business;

          (b) To subscribe for, invest in, reinvest in, purchase, or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in or dispose of any form of property, including, without limitation, cash (U.S. currency), foreign currencies and related instruments, and securities (including, without limitation, common and preferred stocks, equity interests and securities, warrants, bonds, debentures, time notes, and all other evidences of indebtedness, negotiable or non-negotiable instruments, obligations, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, convertible securities, forward contracts, options, and futures contracts) issued, guaranteed, or sponsored by, without limitation, any state, territory, or possession of the United States or the District of Columbia or their political subdivisions, agencies, or instrumentalities, or by the U.S. government, any foreign government, or any agency, instrumentality, or political subdivision thereof, or by any international instrumentality, or by any bank, savings institution, corporation, partnership, limited liability company, trust, or other business entity organized under the laws of the United States (including a Registered Investment Company or any series thereof, subject to the provisions of the 1940
Act) or under foreign laws without regard to whether any such securities mature before or after the possible termination of the Trust; to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description; and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees;

     (c) To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them;

     (d) To elect and remove such officers of the Trust and appoint and terminate such agents of the Trust as they deem appropriate;

     (e) To employ as custodian of any assets of the Trust, subject to any provisions herein or by resolution of the Board, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

     (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

     (g) To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, and, subject to applicable law, to adopt a distribution plan of any kind;

     (h) To set record dates in the manner provided for herein or in the By-Laws;

     (i) To delegate such authority as they consider desirable to such of their number or to officers, employees or agents of the Trust including, without limitation, the ability to perform actions or execute instruments in the name of the Trust, the name of the Trustees or otherwise as the Trustees may deem necessary, desirable or convenient;

     (j) To sell or exchange any or all of the assets of the Trust, subject to
Article XI, Section 4;

     (k) To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and, if necessary, to execute and deliver powers of attorney delegating such power to other persons;

     (l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or
(ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

     (n) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

     (o) To incur and pay all expenses that in the Trustees' opinion are necessary or incidental to carry out any of the purposes of this Declaration; to pay reasonable compensation to themselves as Trustees from the Trust Property or the assets belonging to any appropriate Series or Class; to pay themselves such compensation for special services, including legal and brokerage services, and such reimbursement for expenses reasonably incurred by themselves on behalf of the Trust or any Series or Class, as they in good faith may deem reasonable; and to fix the compensation of all officers and employees of the Trust;

     (p) To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV,
Section 4;

     (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or other business entity or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

     (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

     (s) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

     (t) To borrow money, issue evidence of indebtedness or otherwise obtain credit and to secure the same by mortgaging, pledging, or otherwise subjecting as security any assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract, or engagement of any other person, firm, association, or corporation subject only to the requirements of the 1940 Act;

     (u) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

     (v) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit or proceeding, pending or threatened;

     (w) To purchase, and pay for, out of Trust Property or the assets belonging to any appropriate Series, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, and/or independent contractors of the Trust (including the investment adviser of any Series) against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such person in such capacity, whether or not the Trust would have the power to indemnify such person against such claim;

     (x) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

     (y) To definitively interpret the investment objectives, policies and limitations of the Trust or any Series; and

     (z) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, desirable or convenient to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

     The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as Trustee(s) shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

     Section 2. Certain Transactions. Except as expressly prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, or broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

                                  ARTICLE IV

                            SERIES; CLASSES; SHARES

     Section 1. Establishment of Series or Class. The Trust shall consist of one or more Series. The Trustees may divide the Shares of any Series into Classes. The Initial Trustees shall establish the initial Series and Classes of each Series by written unanimous consent. Each additional Series or division of Series into Classes may be established by any permissible action of the Trustees, including by resolution at a meeting. The Trustees may designate the relative rights and preferences of the Shares of each Series. If a Series is divided into Classes, each Class of a Series shall represent an undivided beneficial interest in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that

Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal undivided beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series. Upon redemption of his or her Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class.

     Section 2. Shares. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value (if any) as the Trustees may determine from time to time. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine; to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

     Section 3. Investment in the Trust. The Trustees may accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject only to the express requirements of the 1940 Act, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V,
Section 3. Investments in a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class,
(b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments, or any investment, in any Series at any time without any cause or reason whatsoever.

     Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may
be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a

Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

     Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series and, unless otherwise provided in this Declaration, none of the debts, liabilities, obligations, expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of the Delaware Act of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     Section 5. Ownership and Transfer of Shares. The Trust or Transfer Agent shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. Shares shall be uncertificated unless expressly authorized by the Trustees. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. No Shareholder shall be entitled to payments of distributions nor to any notice given, until it has given its address to such officer or agent as shall keep the register.

     Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Shareholders shall have the same limitation of personal liability as is extended to Stockholders of a private corporation for profit organized under The General Corporation Law of the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

                                   ARTICLE V

                         DISTRIBUTIONS AND REDEMPTION

     Section 1. Distributions. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees in their sole discretion. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

     Section 2. Redemptions. As required under the 1940 Act, each Shareholder of a Series shall have the right at such times as may be determined by the Trustees to require the Series to redeem all or any part of his or her Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution, less any applicable charges or sales loads. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933 or the 1940 Act. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares shall not be cancelled and may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

     Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with the 1940 Act. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

     Section 4.   Suspension of Right of Redemption.  If, as referred to in
Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension-terminates.

     Section 5.   Redemption Necessary for Tax Purposes.   If the Trustees shall
determine that direct or indirect ownership of Shares of any Series has become concentrated in any person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of Shares in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in Section 2 of this Article V. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

                                  ARTICLE VI

                   SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. The Shareholders shall have the right to vote only on matters as expressly required under the 1940 Act or under the law of Delaware applicable to business trusts. This Declaration shall not confer any independent right to Shareholders to vote for any matter concerning the creation, operation, dissolution, or termination of the Trust. The

Shareholders shall have the right to vote on other matters only as the Trustees may consider desirable, and so authorize. To the extent that the 1940 Act or Delaware law is amended by rule, regulation, order, or no-action letter to eliminate or limit Shareholders' right to vote on any specific matter, the Shareholders' right to vote shall be deemed to be amended in accordance with the amendment of law without further approval by the Trustees or the Shareholders.

     Currently, the 1940 Act requires that shareholders have the right to vote, under certain circumstances, to: (a) elect Trustees; (b) approve investment advisory agreements and principal underwriting agreements; (c) approve a change in subclassification; (d) approve any change in fundamental investment policies;
(e) approve a distribution plan under Rule 12b-1 of the 1940 Act; and (f) terminate the Trust's independent public accountant. The Shareholders may vote on any additional matter only as the Trustees may consider desirable, and so authorize.

     On any matter that requires Shareholder approval under the 1940 Act, whether Shareholders are required to vote by Series or Class shall be determined by reference to the express requirements of the 1940 Act. On other matters submitted to a vote of the Shareholders in the discretion of the Trustees, or for which the 1940 Act does not expressly specify the voting procedure, all Shares shall be voted in the aggregate and not by individual Series or Class unless the Trustees determine otherwise. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner authorized by the Trustees. Unless the Trustees declare otherwise, proxies may be given by any electronic or telecommunications device, including telefax, telephone or through the Internet, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy unless the Trustees specifically authorize other permissible methods of transmission.
Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by Law, or this Declaration.

     Section 2. Meetings of Shareholders. There shall be no annual Shareholders' meeting unless required by law. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate, unless such action is taken by consent of Shareholders. Special meetings of the Shareholders of any Series or Class may be called by the Trustees. Only if required under Section 16(c) of the 1940 Act, special meetings shall be called by the Trustees upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote for purposes of removing a Trustee. Shareholders shall be entitled to at least fifteen calendar days notice of any meeting, given as determined by the Trustees.

     Section 3. Quorum; Required Vote. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is expressly required by the 1940 Act, if a quorum is present at a meeting, an affirmative vote of a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust. However, if the 1940 Act requires, or this Declaration permit, or the Trustees determine, that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law or this Declaration) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

                                  ARTICLE VII

                       CONTRACTS WITH SERVICE PROVIDERS

     Section 1. Investment Adviser. The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub-advisers. The Shareholders of the Trust shall have the power to vote to approve investment advisory contracts to the extent such approval is required under the 1940 Act.

     Section 2. Principal Underwriter. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

     Section 3. Transfer Agency, Shareholder Services, Accounting and Administration Agreements. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements, accounting agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

     Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

     Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract with any entity, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, Shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his or her capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Declaration.

     Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal.

                                 ARTICLE VIII

                       EXPENSES OF THE TRUST AND SERIES

     Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

                                  ARTICLE IX

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

     Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future (each a "Covered Person," and collectively the "Covered Persons"), shall be personally liable therefor.
No Covered Person shall be liable to the Trust or to any Shareholder for any loss, damage or claim incurred by reason of any act omission performed or omitted by such Covered Person in good faith on behalf of the Trust, a Series or a Class, and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Declaration, except that a Covered Person shall be liable for any loss, damage or claim incurred by reason of such Covered Person's bad faith, gross negligence, willful misconduct or reckless disregard of the duties involved in the conduct of his or her office.

     Section 2. Mandatory Indemnification. (a) Subject only to the express limitations in the 1940 Act or other applicable laws, the Trust or the appropriate Series shall indemnify each of its Covered Persons to the fullest extent permitted under the 1940 Act and other applicable laws, including:

             (i) against all liabilities and expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred in the settlement thereof

             (ii) As used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) As currently required under the 1940 Act, no indemnification shall be provided hereunder to a Covered Person:

             (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (B) not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust; or

             (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent
legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     (c) The rights of indemnification herein provided may be insured against by policies of insurance maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

     (d) To the maximum extent permitted by the 1940 Act and other applicable laws, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him or her to the Trust or applicable Series if it is ultimately determined that he or she is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section; provided, however, that the Trust shall not be obligated to pay the expenses of any agent acting pursuant to a written contract with the Trust, except to the extent required by such contract;

     (e) Any repeal or modification of this Article IX shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or adversely affect any indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

     Section 3. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

     Section 4. Contractual Modification of Duties. To the extent that, at law or equity, a Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust or any Series thereof or to any Shareholder, any such Covered Person acting under this Declaration shall not be liable to the Trust or any Series thereof or to any Shareholder for the Covered Person's good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                                   ARTICLE X

                                    OFFICERS

     Section 1. General. The officers of the Trust shall be a President, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers ("Other Officers") as the Trustees may determine. As specified in Section 6 of Article II, the Trustees may select one or more of their members to be Chairman or Co-Chairmen of the Board. The Chairman or Co-Chairmen of the Board may be, but are not required to be, officers of the Trust. If the Trustees select a Chairman or Co-Chairmen, the Trustees also will determine the powers and duties, and any limitations thereof, of any Chairman or Co-Chairman selected by them.

     Section 2. Election, Tenure and Qualifications of Officers. The Trustees shall appoint the officers of the Trust. Each officer appointed by the Trustees shall hold office until his or her successor shall have been appointed and qualified or until his or her earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Trustee or a Shareholder, unless specified otherwise by the Trustees.

     Section 3. Vacancies and Newly Created Officers. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

     Section 4. Removal and Resignation. Officers serve at the pleasure of the Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the Chairman or President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees, Chairman, or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5. President. The President shall have such powers and perform such duties as the Board or the Chairman may determine. In the absence of a Chairman, the President shall preside over meetings of the Board, unless the Trustees determine otherwise.

     Section 6. Treasurer and Assistant Treasurer(s). The Treasurer is the principal financial officer and principal accounting officer of the Trust. As such, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series' fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

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     Any Assistant Treasurer may perform such duties of the Treasurer as the
Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

     Section 7. Secretary and Assistant Secretaries. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust, unless the Trustees determine otherwise. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law.
The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

     Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

     Section 8. Authority to Execute and File Applications for Exemptive Relief. The Officers of the Trust, including, without limitation, the President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, are delegated the authority to prepare, execute and file with the Commission, any and all applications for exemptive orders, and any amendments or supplements thereto, that the Officers believe are necessary, desirable or convenient.

     Section 9. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

     Section 10. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his or her hands.

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 1. Trust Not a Partnership. This Declaration creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder to any obligation to which such person has not consented.

     Section 2. Trustee Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion in accordance with the terms of this Declaration in good faith under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such

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

advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     Section 3. Record Dates. The Trustees may fix in advance a date up to ninety (90) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of any other rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

     Section 4. Dissolution or Termination of the Trust or a Series. (a) This Trust shall have perpetual existence. Notwithstanding the foregoing, the Trustees may, without Shareholder approval (unless the 1940 Act or other applicable law expressly provides otherwise):

            (i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include Shares of or interests in such Series, entity, or series thereof; or

            (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

     Upon payment or the making of reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series; however, the payment to any particular Series or Class of such Series may be reduced by any fees, expenses or charges allocated to that Series or Class.

     (b) In determining whether to dissolve the Trust or a Series, the Trustees may take into account whether continuation of the Trust or Series is in the best interests of the Trust, such Series, or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series. If a majority of the Trustees determine that the continuation of the Trust or Series is not in the best interests of the Trust, such Series or Shareholders, such determination is conclusive and binding upon the Trust, Series or Shareholders.

     (c) Upon completion of the winding up of the affairs of the Trust and the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged. Upon dissolution (as defined in The Delaware
Act) of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of Trust, which may be signed by any one Trustee, to be filed in accordance with the Delaware Act.

     (d) The dissolution or termination of a Series or a Class shall not affect the existence of the Trust or any other Series or Class. Upon completion of the winding up of the affairs of a terminated Series and the distribution of the assets pursuant to subparagraph (a), the Trustees shall, by Board resolution or other written instrument, record in the Trust's books and records that the Series or Class is terminated.

     Section 5. Reorganization. Unless Shareholder approval is expressly required under the 1940 Act, the Trustees may, without the need of any action or vote of the Shareholders or any other person or entity, (a) cause the Trust to merge or consolidate with or into one or more business trust or other business entities (as defined under The Delaware Act), if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, or (b) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by any Trustee authorized by resolution of a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Declaration or effect the adoption of a new governing Declaration of the Trust if it is the surviving or resulting trust in the merger or consolidation.

     Section 6. Declaration. The original or a copy of this Declaration and of each amendment hereto or Declaration supplemental shall be kept at the office of the Trust. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust. This Declaration may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. Derivative Actions. As expressly provided in The Delaware Act, Shareholders have the right to bring a derivative action if they meet the express requirements of Delaware law. In addition to the requirements under Delaware law, however, no derivative action may be brought by Shareholders unless Shareholders owning not less than one-third of the Outstanding Shares of all Series of the Trust, or of the affected Series or Classes of the Trust, as the case may be, join in the bringing of the derivative action.

     Section 8. Applicable Law. This Declaration and the Trust created hereunder are governed by and construed and administered according to The Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware

Code,or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     Section 9. Amendments. Because this Declaration does not confer any independent rights to Shareholders not expressly granted under Delaware law or the 1940 Act, this Declaration may be amended without Shareholder approval, and all Shareholders purchase Shares with notice that this Declaration may be so amended unless expressly required under the 1940 Act. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a trust instrument supplemental hereto or an amended and restated declaration of trust; provided, that Shareholders shall have the right to vote on any amendment if expressly required under the 1940 Act or other applicable law, or submitted to them by the Trustees in their discretion.

     Section 10.  Fiscal Year.  The fiscal year of the Trust or specific
Series within the Trust shall end on a specific date as determined by the Trustees in this Declaration or by resolution or other written instrument. The Trustees may change the fiscal year of the Trust, or any Series of the Trust without Shareholder approval.

     Section 11. Severability. The provisions of this Declaration are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

     Section 12. Principal Office. The principal office of the Trust shall be located in Little Rock, Arkansas, or such other location as the Trustees may from time to time determine.

     Section 13. Inspection of the Books. Except as expressly required under the 1940 Act or conferred under other applicable law, Shareholders shall have no right to inspect the books of the Trust except as the Trustees may expressly authorize. The Trustees may authorize that the books of the Trust be open to inspection by Shareholders under the conditions and regulations that they deem desirable.

     IN WITNESS WHEREOF, the undersigned, being the Trustees, have executed this Declaration as of the date first above written.




                                             ___________________________________
                                             Robert C. Brown,
                                             as Trustee and not individually


                                             ___________________________________
                                             Donald H. Burkhardt,
                                             as Trustee and not individually


                                             ___________________________________
                                             Jack S. Euphrat,
                                             as Trustee and not individually


                                             ___________________________________
                                             Thomas S. Goho,
                                             as Trustee and not individually


                                             ___________________________________
                                             Peter G. Gordon,
                                             as Trustee and not individually


                                             ___________________________________
                                             W. Rodney Hughes,
                                             as Trustee and not individually


                                             ___________________________________
                                             Richard M. Leach,
                                             as Trustee and not individually


                                             ___________________________________
                                             J.Tucker Morse
                                             as Trustee and not individually

                                             ___________________________________
                                              Timothy J. Penny,
                                              as Trustee and not individually


                                             ___________________________________
                                             Donald C. Willeke,
                                             as Trustee and not individually